Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

DTS REPORTS FOURTH QUARTER AND FISCAL YEAR 2004
FINANCIAL RESULTS

Agoura Hills, Calif. – February 10, 2005 - DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) today reported results for the fourth quarter and fiscal year ended December 31, 2004.

For the fourth quarter of 2004, DTS reported revenue of $16.6 million, up 12% over $14.9 million in revenue reported in the fourth quarter of 2003.  DTS reported net income for the fourth quarter of 2004 of $192,000, or $0.01 per diluted share. Included in the net income for the fourth quarter of 2004 is a charge of $2.5 million net of tax, or $0.14 per diluted share, related to the write-down of excess and obsolete inventory as described below.  This compares to net income for the fourth quarter of 2003 of $3.3 million, or $0.20 per diluted share. Diluted weighted average shares outstanding were 18.2 million for the fourth quarter of 2004 versus 16.8 million for the fourth quarter of 2003.

Excluding the projector inventory write-down, net of tax, mentioned above, DTS’ net income for the fourth quarter of 2004 would have been $2.7 million, or $0.15 per share.

For fiscal year 2004, DTS reported total revenue of $61.4 million, up 19% over $51.7 million of revenue reported in fiscal year 2003.  DTS reported net income attributable to common stockholders for 2004 of $10.0 million, or $0.55 per share, including the inventory write down mentioned above. This compares to net income of $8.7 million, or $0.80 per diluted share reported in 2003.  Diluted weighted average shares outstanding were 18.1 million for fiscal year 2004 and 10.8 million for fiscal year 2003.

Excluding the projector inventory write-down, net of tax, mentioned above, DTS’ net income for fiscal year 2004 would have been $12.5 million, or $0.69 per share.

At the close of the fourth quarter, DTS determined that increasing momentum in the pre-show market, which requires color projectors, combined with rapid declines in the price of color projectors capable of supporting both pre-show entertainment and subtitling had significantly reduced demand for its supply of older, monochrome projectors.  As a result, DTS decided to write-down $3.9 million, or substantially all, of its monochrome projector inventory.  This amount was charged to cost of goods sold – product sales and other revenues.

“Based on current market trends, we decided to take prudent action and write-down our monochrome projector inventory balance and refocus our cinema sales team on selling our XD-10 Cinema Media Player which offers a combined solution for audio, pre-show and subtitling.  When coupled with available color projectors, this product offers a substantial value proposition for our cinema customers,” commented Jon Kirchner, president and CEO of DTS.    “We continue to believe in the long-term opportunity for our XD-10 product platform in the cinema market and we are positioned to capitalize on opportunities as the market evolves.”

“In the fourth quarter, our core consumer licensing business posted solid growth overall with continued strength in the DVD and home theater markets, as well as encouraging year over year growth in the car and PC markets. We announced the availability of DTS 5.1 channel surround sound in the 2005 Acura RL and TL models as a standard feature and the optional availability in LandRover’s 2005 Range Rover.

“The fourth quarter wraps up a successful year for DTS in which we achieved several important milestones and we continued to build our reputation as a leading provider of entertainment technologies.  DTS’ technology is now included in more than 300 million devices worldwide, and during 2004 we made good progress in advancing our position in the car, PC and broadcast markets.

We were recognized by the industry with the inclusion of DTS HD technology as a mandatory requirement in next generation optical disc standards, ensuring our participation in the expected growth of important consumer technologies in 2006 and into the future.”

“Recently, we significantly extended the breadth of our technology and services for the entertainment industry through the acquisition of Lowry Digital Images, Inc.  This acquisition represents DTS’ commitment to delivering a broad range of best-in-class technologies and services designed to enhance the entertainment experience.  As we enter 2005, we continue to be optimistic about our near- and long-term business prospects,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s fourth quarter results today, Thursday, February 10, 2005, starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dtsonline.com.   A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on February 10, 2005, through February 14, 2005, by dialing 800-405-2236 and entering the passcode 11021486.

About DTS

DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are more than 300 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software.  Additionally, DTS provides technology and services for audio delivery and image restoration and enhancement to the motion picture industry.  DTS audio products are featured on more than 24,000 motion picture screens worldwide.  DTS Digital Images, a wholly-owned subsidiary of DTS, is an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Canada, Japan and China.  For further information, please visit www.dtsonline.com.

DTS is a trademark of Digital Theater Systems, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
vanessa@blueshirtgroup.com	kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the

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Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

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DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of December 31, 2003	As of December 31, 2004
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,341	$69,420
Short-term investments and marketable securities	10,048	27,747
Accounts receivable, net of allowance for doubtful accounts of $429 and $402 at December 31, 2003 and 2004, respectively	3,962	4,649
Inventories	7,552	3,669
Deferred tax assets, net	6,025	9,144
Prepaid expenses and other	1,846	3,651
Income tax receivable	660	72
Total current assets	119,434	118,352
Long-term investments and marketable securities	2,998	19,801
Property and equipment, net	3,092	3,539
Intangible assets, net	424	1,779
Deferred tax assets	1,527	500
Other assets	20	718
Total assets	$127,495	$144,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,829	$3,716
Accrued expenses	5,795	5,688
Deferred revenue	—	519
Total current liabilities	8,624	9,923
Commitments and contingencies
Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2003 and 2004; no shares issued and outstanding
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2003 and December 31, 2004; 16,512,885 and 17,067,573 issued and outstanding at December 31, 2003 and 2004, respectively	2	2
Additional paid-in capital	115,512	121,431
Retained earnings	3,357	13,333
Total stockholders’ equity	118,871	134,766

Total liabilities and stockholders’ equity	$127,495	$144,689

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2004	2003	2004
	(Unaudited)			(Unaudited)

Revenues:
Technology and film licensing	$11,919	$13,645	$42,229	$49,920
Product sales and other revenues	2,992	2,985	9,473	11,511
Total revenues	14,911	16,630	51,702	61,431
Cost of goods sold:
Technology and film licensing	1,102	1,106	4,281	4,451
Product sales and other revenues	1,838	6,133	6,751	11,711
Total cost of goods sold	2,940	7,239	11,032	16,162
Gross profit	11,971	9,391	40,670	45,269
Operating expenses:
Selling, general and administrative	5,525	7,660	20,473	27,644
Research and development	1,339	1,730	4,987	6,131
Total operating expenses	6,864	9,390	25,460	33,775
Income from operations	5,107	1	15,210	11,494
Interest income, net	132	325	271	1,447
Other expense, net	(72)	(31)	(214)	(31)
Legal settlement	—	—	—	2,601
Income before provision for income taxes	5,167	295	15,267	15,511
Provision for income taxes	1,834	103	5,368	5,535
Net income	3,333	192	9,899	9,976
Accretion and accrued dividends on preferred stock	—	—	(1,234)	—
Net income attributable to common stockholders	$3,333	$192	$8,665	$9,976
Net income attributable to common stockholders per common share:
Basic	$0.22	$0.01	$0.95	$0.59
Diluted	$0.20	$0.01	$0.80	$0.55
Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	14,919,891	17,044,983	9,166,389	16,865,805
Diluted	16,834,524	18,241,882	10,764,867	18,143,114